Exhibit 99.1
Wellsford Real Properties, Inc.
535 Madison Avenue 26th Floor New York, NY 10022

212-838-3400 Fax 212-421-7244
FOR IMMEDIATE RELEASE:
INSTITUTIONAL SHAREHOLDERS SERVICES INC. AND GLASS LEWIS & CO.
RECOMMEND WELLSFORD REAL PROPERTIES, INC. SHAREHOLDERS VOTE
FOR THE ISSUANCE OF SHARES IN CONNECTION WITH REIS MERGER
NEW YORK, May 22, 2007: Wellsford Real Properties, Inc. (AMEX:WRP) announced today that Institutional Shareholders Services, Inc. (“ISS”) and Glass Lewis & Co. (“GL”), leading proxy advisory services, have issued reports recommending that WRP shareholders vote for the issuance of additional shares to complete its merger with Reis, Inc. (“Reis”).
In its report, ISS noted, “Based on our review of the transaction, particularly the 18.24% announcement to-date increase in the stock price, and the fact that following the merger, Wellsford will stop its liquidation proceedings and will become a going concern, we believe that the share issuance warrants shareholder support.”
In its report, GL noted, “In our view, the proposed transaction is financially fair to Wellsford shareholders.”
“We are pleased that ISS and GL both agree with the WRP board of directors’ recommendation that shareholders vote in favor of the issuance of additional shares with which to consummate our merger with Reis” said Jeffrey Lynford, WRP chairman, president and chief executive officer.
An annual meeting of WRP shareholders will be held on Wednesday, May 30, 2007. WRP has filed with the Securities and Exchange Commission and distributed to its shareholders a definitive joint proxy statement/prospectus and other relevant documents in connection with the annual shareholder meeting for the proposed transaction. WRP shareholders are urged to read the definitive proxy statement and other relevant materials and documents. Investors may obtain a free copy of these materials and other documents filed by WRP with the Securities and Exchange Commission at the SEC’s website at www.sec.gov.
     WRP and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of WRP’s shareholders in connection with the proposed transaction is set forth in WRP’s definitive proxy statement for its annual meeting. Additional information regarding these individuals and any interest they have in the proposed transaction is set forth in the definitive joint proxy statement/prospectus on file with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to WRP’s outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on WRP’s business operations or performance. Specifically, forward-looking statements may include:

•	statements relating to the benefits of the merger with Reis;

•	statements relating to future business prospects, revenue, income and cash flows of WRP individually;

•	statements relating to revenues of the resulting company after the merger with Reis; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.
These statements reflect WRP’s management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, WRP’s management has made assumptions regarding, among other things, the determination of estimated net realizable value for its assets and the determination of estimated settlement amounts for its liabilities and general economic conditions.
Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause WRP’s actual results to differ include:
•	expected benefits from the merger with Reis may not be fully realized or at all;

•	revenues following the merger with Reis may be lower than expected;

•	the possibility of litigation arising as a result of terminating the Plan;

•	adverse changes in the real estate industry and the markets in which the post-merger company will operate;

•	the inability to retain and increase the number of customers of the post-merger company;

•	competition;

•	difficulties in protecting the security, confidentiality, integrity and reliability of the data of the post-merger company;

•	legal and regulatory issues;

•	changes in accounting policies or practices; and

•	the risk factors listed under “Item 1A. Risk Factors” in WRP’s annual report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 29, 2007, as amended, on April 30, 2007, and those listed and under “Risk Factors” in WRP’s registration statement on Form S-4 which was initially filed with the SEC on December 28, 2006 and, as amended, on March 9, 2007, April 11, 2007 and April 30, 2007.
You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as required by law, WRP undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Contact for investors:
Jeffrey H. Lynford, Chairman, Wellsford Real Properties, Inc.
Mark P. Cantaluppi, Vice President, Chief Financial Officer, Wellsford Real Properties, Inc.
(212) 838-3400
Lex Flesher, MacKenzie Partners, Inc.
(212) 929-5397